UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2004

SALEM COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26497	77-0121400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 987-0400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 9.01 Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

Exhibit 99.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2004, Salem Communications Corporation through its wholly-owned subsidiaries (“Salem”) and Univision Communications Inc. through its subsidiaries (“Univision”) entered into two (2) Asset Exchange Agreements and several ancillary agreements involving the exchange by Salem of WZFS-FM (106.7 FM), Des Plaines, IL (in the Chicago market) and KSFB-FM (100.7 FM), San Rafael, CA (in the San Francisco market) for the following Univision stations: WIND-AM (560 AM), Chicago, IL; KOBT-FM (100.7 FM), Winnie, TX (in the Houston market); KHCK-FM (1480 AM), Dallas, TX; and KOSL-FM (94.3 FM), Jackson, CA (in the Sacramento market).

Pending FCC and all other regulatory approvals, Salem expects to close this transaction during the first quarter of 2005. A copy of the related press release is attached hereto as Exhibit 99.1. Copies of the material agreements relating to this transaction are attached hereto as Exhibit 99.2.

WZFS-FM was acquired by Salem in April 1990 and has been operated as a contemporary Christian music station since January 2001. KSFB-FM, also a contemporary Christian music station, was acquired by Salem in January 2000. These two stations are projected in 2004 to generate in aggregate net broadcasting revenue of $3.0 million and operating income (inclusive of depreciation and amortization expense of $0.2 million) of $0.3 million.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	October 4, 2004, press release of registrant

99.2	Material agreements to exchange transaction

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2004	SALEM COMMUNICATIONS CORPORATION

	By:	/s/ EVAN D. MASYR
Evan D. Masyr, Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	October 4, 2004, press release of registrant

99.2	Material agreements to exchange transaction